UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CONDOR HOSPITALITY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

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CONDOR HOSPITALITY TRUST, INC.

(formerly Supertel Hospitality, Inc.)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on September 3, 2015

A Special Meeting of the shareholders of Condor Hospitality Trust, Inc. (formerly Supertel Hospitality, Inc.) (the “Company”) will be held at Hilton Omaha, 1001 Cass Street, Omaha, Nebraska, on Thursday, September 3, 2015, at 10:00 a.m., local time, for the following purposes:

Holders of common stock and Series C convertible preferred stock voting as a single class will vote to approve:

•	pursuant to NASDAQ Marketplace Listing Rule 5635(d), the issuance by the Company of up to 11,664,615 shares of the Company’s common stock in an exchange offer for Series A preferred stock and Series B preferred stock and in connection with the conversion of Series C convertible preferred stock (the “Common Stock Proposal”);

•	the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires the redemption of the Series B preferred stock (the “Change of Control Proposal”);

•	the removal of the limitation on Real Estate Strategies L.P. and its affiliates from beneficial ownership of more than 34% of the voting stock of the Company (the “Limitation Removal Proposal”);

•	the amendment of Article III of the Company’s Amended and Restated Articles of Incorporation to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock (the “Non-Voting Common Stock Proposal”);

•	the amendment of Article XII, Section 8(a) of the Company Charter to permit conversion of the Series C convertible preferred stock into common stock or non-voting convertible common stock (the “Conversion Option Proposal”); and

•	adjournment of the meeting with respect to the holders of common stock and Series C convertible preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Common Stock Proposal, Change of Control Proposal, the Limitation Removal Proposal, Non-Voting Common Stock Proposal or the Conversion Option Proposal.

Holders of common stock will vote to approve:

•	extension of the end of the exercise period of the warrants held by Real Estate Strategies L.P., at its option, from January 31, 2017 to January 31, 2018 for 50% of the warrants and to January 31, 2019 for the other 50% of the warrants, and remove the beneficial ownership limitation of 34%, and permit the warrants to be exercised for common stock or non-voting common stock (“Warrant Amendment Proposal”); and

•	adjournment of the meeting with respect to holders of common stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Warrant Amendment Proposal.

Holders of Series B preferred stock will vote to approve:

•	the Change of Control Proposal; and

•	adjournment of the meeting with respect to holders of Series B preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Change of Control Proposal.

Only holders of common stock, Series B preferred stock and Series C convertible preferred stock of the Company of record as of the close of business on July 31, 2015 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

We enclose, as a part of this notice, a proxy statement which contains further information regarding the meeting and the items of business.

Your vote is important. Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet. You may also sign, date and mail the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice and the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

JAMES H. FRIEND
Chairman of the Board

Norfolk, Nebraska

August 6, 2015

i

CONDOR HOSPITALITY TRUST, INC.

PROXY STATEMENT

This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Condor Hospitality Trust, Inc. (the “Company”) for use at the special meeting of shareholders to be held on Thursday, September 3, 2015 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701. This proxy statement and the proxy card, notice of meeting, Form 10-K for the fiscal year ended December 31, 2014 and Form 10-Q for the fiscal quarter ended March 31, 2015, all enclosed herewith, are first being mailed to the shareholders of the Company on or about August 6, 2015.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND PROPOSALS

Set forth below in a question and answer format is general information regarding the meeting on September 3, 2015 to which this proxy statement relates.

Q:	Where and when will the meeting be held?

A:	The meeting will be held at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska 68102, the 3rd day of September 2015, at 10:00 a.m. (Central time).

Q:	What are the purposes of the meeting?

A:	The purposes of the meeting are to consider and vote on the following proposals:

•	authorize the Company to issue up to 11,664,615 shares of common stock in an exchange offer for Series A preferred stock and Series B preferred stock and in connection with conversion of Series C convertible preferred stock (the “Common Stock Proposal”);

•	authorize the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company (the “Company Charter”) to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires redemption of the Series B preferred stock (the “Change of Control Proposal”);

•	authorize the removal of the limitation on Real Estate Strategies L.P. and its affiliates (collectively “RES”) from beneficial ownership of more than 34% of the voting stock of the Company (the “Limitation Removal Proposal”);

•	authorize the amendment of Article III of the Company Charter to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock (the “Non-Voting Common Stock Proposal”);

•	authorize the amendment of Article XII, Section 8(a) of the Company Charter to permit conversion of the Series C convertible preferred stock into common stock or non-voting convertible common stock (the “Conversion Option Proposal”); and

•	authorize the extension of the end of the exercise period of the warrants held by RES, at the option of RES, from January 31, 2017 to January 31, 2018 for 50% of the warrants and to January 31, 2019 for the other 50% of the warrants, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock (“Warrant Amendment Proposal”).

Q:	Are the proposals related or conditioned on the approval of other proposals?

A:	The Common Stock Proposal, the Change of Control Proposal, the Limitation Removal Proposal, the Non-Voting Common Stock Proposal, the Conversion Option Proposal and the Warrant Amendment Proposal are related and none of these proposals will be effected unless all of these proposals are approved by the shareholders.

Q:	What is the quorum requirement of the meeting?

A:	The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock and Series C convertible preferred stock, voting as one group, will constitute a quorum for all matters upon which such holders, voting as one group, are entitled to vote.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock will constitute a quorum for all matters upon which such holders, voting separately, are entitled to vote.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the Series B preferred stock will constitute a quorum for all matters upon which such holders, voting separately, are entitled to vote.

Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum.

Q:	What vote is required to approve each proposal?

A:	Approval of the Common Stock Proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of the common stock and Series C convertible preferred stock, voting as one group, on the proposal.

Approval of the Change of Control Proposal requires (a) the affirmative vote of the holders of two-thirds of the shares of Series B preferred stock, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Limitation Removal Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of Non-Voting Common Stock Proposal requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Conversion Option Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal.

Brokers do not have discretionary authority to vote shares on any of the proposals without instructions from the beneficial owner.

Q:	Do I have appraisal rights with respect to the proposals?

A:	No. Under Maryland law, shareholders are not entitled to dissenters or appraisal rights with respect to the proposals.

Q:	Will any other matters be voted on?

A:	The Company’s board of directors does not intend to present any other matters at the meeting. The Company’s board of directors does not know of any other matters that will be brought before our shareholders for a vote at the meeting. If any other matter is properly brought before the meeting, your proxy gives authority to the named proxies with full power of substitution, to vote on such matters at their discretion.

Q:	Who is soliciting my vote?

A:	The Company’s board of directors is soliciting your proxy to vote at the meeting. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q:	Who is entitled to vote?

A:	Holders of common stock, Series B preferred stock and Series C convertible preferred stock of the Company are entitled to vote at the meeting. The record date for the determination of holders of common stock, Series B preferred stock and Series C convertible preferred stock entitled to receive notice of, and to vote at, the meeting is the close of business on July 31, 2015.

Q:	What are the voting recommendations of the Company’s board of directors?

A:	The Company’s board of directors recommends the following votes:

•	“FOR” the Common Stock;

•	“FOR” the Change of Control Proposal;

•	“FOR” the Limitation Removal Proposal;

•	“FOR” the Non-Voting Common Stock Proposal;

•	“FOR” the Conversion Option Proposal; and

•	“FOR” the Warrant Amendment Proposal.

Q:	How do I vote?

A:	If you are a registered shareholder (that is, if you own common stock, Series B preferred stock or Series C convertible preferred stock in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote either in person at the meeting or by proxy without attending the meeting.

You may vote by proxy submitted by internet or telephone or by mailing the enclosed proxy card. When you submit a proxy by internet or telephone or return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card. If you attend the special meeting in person, you may vote at the meeting and your proxy (if you previously returned one) will not be counted.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Company’s board of directors. The Company’s board of directors and management do not now intend to present any matters at the meeting other than those outlined in the notice of the meeting.

Should any other matter requiring a vote of shareholders arise, shareholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Q:	Can I change my vote or revoke my proxy?

A:	Execution of a proxy will not affect a shareholder’s right to attend the meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the proposals set forth on the notice of special meeting.

Q:	How are proxies being solicited and who pays for the solicitation of proxies?

A:	Proxies will be solicited by mail and also may be solicited personally, by email, by facsimile or by telephone. Proxies will be solicited by officers and employees of the Company without additional compensation.

The cost of solicitation by management will be borne directly by the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred by them in connection therewith.

Q:	What are broker non-votes and how will they affect the vote?

A:	Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders and do not have authority under governing rules to vote with respect to the proposal in question on behalf of beneficial holders without instructions. Abstentions and broker non-votes are not counted as votes cast and will have no effect on a vote if approval by a majority of the votes cast is required for approval. However, abstentions and broker non-votes will have the effect of a “No” vote if approval by a majority of the votes entitled to be cast is required for approval.

Q:	Who can attend the meeting?

A:	All registered shareholders as of the record date of July 31, 2015, their duly appointed representatives, our directors and our auditors are entitled to attend the meeting.

THE MEETING

The Proxy Solicitation

The solicitation of proxies is being made by the Company through the telephone, electronic communication and use of the mails. The cost of preparing and mailing this proxy statement and accompanying material, will be borne by the Company. The Company has retained D.F. King & Co. to assist in the administrative duties of solicitation of proxies for a fee of $25,000, plus expenses. Proxies may be solicited by directors, officers and employees of the Company who will not be specially compensated for their solicitation. The Company estimates its total expenditure for, in furtherance of, or in connection with, the administrative duties of solicitation of shareholders, will be approximately $25,000 of which none has been spent as of the date of this proxy statement. Proxies may be solicited by mail, electronic communications and by telephone call. D.F. King & Co. will neither solicit proxies nor make recommendations with respect to voting.

Matters to be Voted On

Holders of common stock and Series C convertible preferred stock, voting as a single class, are being asked to approve:

•	pursuant to NASDAQ Marketplace Listing Rule 5635(d), the issuance by the Company of up to 11,664,615 shares of the Company’s common stock in an exchange offer for Series A preferred stock and Series B preferred stock and in connection with the conversion of Series C convertible preferred stock (the “Common Stock Proposal”);

•	the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company (the “Company Charter”) to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires the redemption of the Series B preferred stock (the “Change of Control Proposal”);

•	the removal of the limitation on Real Estate Strategies L.P. and its affiliates (“RES”) of beneficial ownership of more than 34% of the voting stock of the Company by amending the first sentence of Section 8(a) of Article XII of the Company Charter and deleting Section 8(g) therein (the “Limitation Removal Proposal”);

•	the amendment of Article III of the Company Charter to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock (the “Non-Voting Common Stock Proposal”);

•	the amendment of Article XII, Section 8(a) of the Company Charter to permit conversion of the Series C convertible preferred stock into common stock or non-voting convertible common stock (the “Conversion Option Proposal”); and

•	adjournment of the meeting with respect to the holders of common stock and Series C convertible preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Common Stock Proposal, Change of Control Proposal, the Limitation Removal Proposal, Non-Voting Common Stock Proposal or the Conversion Option Proposal.

Holders of common stock are also being asked to approve:

•	extension of the end of the exercise period of the warrants held by RES, at the option of RES, from January 31, 2017 to January 31, 2018 for 50% of the warrants and to January 31, 2019 for the other 50% of the warrants, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock (“Warrant Amendment Proposal”); and

•	an adjournment of the meeting with respect to holders of common stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Warrant Amendment Proposal.

Holders of Series B preferred stock are being asked to approve:

•	the Change of Control Proposal; and

•	an adjournment of the meeting with respect to holders of Series B preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the Change of Control Proposal.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the proxy card. If no specification is made, the proxy will be voted “for” the proposals set forth in the notice of special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special

Meeting of Shareholders to be held on September 3, 2015:

The proxy statement, Form 10-K for the fiscal year ended December 31, 2014 and Form 10-Q for the fiscal quarter ended March 31, 2015 are available under “Investor Relations” at our website: www.condorhospitality.com.

Voting Rights of Holders of the Common Stock and the Series C Convertible Preferred Stock

Only those holders of record of the common stock and the Series C convertible preferred stock at the close of business on July 31, 2015, are entitled to notice of and to vote at the annual meeting, or any postponements or adjournments of the meeting, on each matter presented to such holders at the annual meeting. At the close of business on July 31, 2015, the Company had 4,932,625 shares of common stock outstanding and 3,000,000 shares of Series C convertible preferred stock outstanding.

The holders of the common stock and the holders of the Series C convertible preferred stock will vote together on the Common Stock Proposal, Change of Control Proposal, Limitation Removal Proposal, Non-Voting Common Stock Proposal and Conversion Option Proposal. The holders of common stock will vote separately on the Warrant Amendment Proposal. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon by the holders of the common stock at the meeting. At this meeting, each share of the Series C convertible preferred stock entitles the record holder thereof to 0.2089 votes per share upon each matter to be voted upon by the holder of the Series C convertible preferred stock at the meeting. Cumulative voting is not permitted.

Series C Convertible Preferred Stock Vote Determination

The holder of the Series C convertible preferred stock vote with the holders of the common stock on the Common Stock Proposal, Change of Control Proposal, Limitation Removal Proposal, Non-Voting Common Stock Proposal and Conversion Option Proposal, subject to certain voting limitations. For any vote with the common stock, the voting power of the Series C convertible preferred stock is equal to the lesser of: (a) 0.78625 votes per share, or (b) an amount of votes per share of Series C convertible preferred stock such that the vote of all shares of Series C convertible preferred stock in the aggregate equal 34% of the combined voting power of all Company voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by RES. We have been advised by RES that as of July 31, 2015, the record date, it beneficially owns 1,261,723 shares of common stock in addition to the 3,000,000 shares of Series C convertible preferred stock.

At the close of business on July 31, 2015, the record date, there were 4,932,625 shares of common stock outstanding, representing 4,932,625 votes entitled to be cast at the meeting. Voting power of 0.78625 votes per share of Series C convertible preferred stock exceeds 34% of the votes entitled to be cast at this meeting.

Accordingly, the aggregate number of votes that may be cast by the holders of the common stock and the Series C convertible preferred stock at this meeting, voting together as one voting group, is 5,561,972 votes, of which 629,347 votes, or 0.2098 votes per share, may be cast by the holders of the Series C convertible preferred stock.

Voting Rights of Holders of the Series B Preferred Stock

The holders of record of the Series B preferred stock at the close of business on July 31, 2015, are entitled to notice of and to vote separately at the meeting, or any postponements or adjournments of the meeting, on the Change of Control Proposal. The Company has 332,500 shares of Series B preferred stock outstanding. Each share of Series B preferred stock entitles the record holder thereof to one vote. Cumulative voting is not permitted.

Quorums

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock and Series C convertible preferred stock, voting as one group, will constitute a quorum for all matters upon which such holders, voting as one group, are entitled to vote.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock will constitute a quorum for all matters upon which such holders are entitled to vote separately.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the Series B preferred stock will constitute a quorum for all matters upon which such holders are entitled to vote separately.

Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum.

Vote Required

Approval of the Common Stock Proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of the common stock and the Series C convertible preferred stock, voting as one group, on the proposal.

Approval of the Change of Control Proposal requires (a) the affirmative vote of the holders of two-thirds of the shares of Series B preferred stock, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Limitation Removal Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of Non-Voting Common Stock Proposal requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Conversion Option Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal.

INTRODUCTION AND BACKGROUND

The following information and background is provided to you as you consider the various matters on which you are asked to vote.

Series A Preferred Stock

On December 30, 2005, the Company offered and sold the Series A preferred stock in a public offering. At March 31, 2015, there were 803,270 shares of Series A preferred stock outstanding. Dividends on the Series A preferred stock are cumulative and are payable monthly in arrears on the last day of each month, at an annual rate of 8% of the $10.00 liquidation preference per share, equivalent to a fixed annual amount of $.80 per share.

Series B Preferred Stock

On June 3, 2008, the Company offered and sold the Series B preferred stock in a public offering. At March 31, 2015, there were 332,500 shares of Series B preferred stock outstanding. Dividends on the Series B preferred stock are cumulative and are payable quarterly in arrears on each March 31, June 30, September 30 and December 31, at an annual rate of 10.0% of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $2.50 per share.

Series C Convertible Preferred Stock and Warrants

On January 31, 2012, at a special meeting, the shareholders of the Company approved the issuance and sale of 3,000,000 shares of the Series C convertible preferred stock of the Company, warrants to purchase shares of common stock, and shares of common stock which may be issued upon conversion of the Series C convertible preferred stock and exercise of the warrants. In February 2012, RES invested $30 million in the Company with the purchase of the Series C convertible preferred stock and warrants in a private transaction.

The Series C convertible preferred stock, at the option of RES, is convertible at any time into common stock at a conversion price of $1.60 for each share of common stock, which is equal to the rate of 6.25 shares of common stock for each share of Series C convertible preferred stock. RES will not have conversion rights to the extent the conversion would cause RES and its affiliates to beneficially own more than 34% of the voting stock of the Company (the “Beneficial Ownership Limitation”). “Voting stock” means capital stock having the power to vote generally for the election of directors of the Company.

RES may purchase up to 3,750,000 shares of common stock through the exercise of the warrants from time to time at an exercise price of $1.92 per share. The warrants expire on January 31, 2017. RES would similarly not have exercise rights to the extent the exercise of a warrant would cause RES and its affiliates to own voting stock in an amount exceeding the Beneficial Ownership Limitation.

Adjustment Rights

The terms of the Series C convertible preferred stock and warrants include antidilution provisions, and require a reduction in the conversion and exercise prices if the Company sells common stock at less than the conversion price of the Series C convertible preferred stock. In such an event the conversion price of the Series C convertible preferred stock is reduced by adjustment to the sales price and the exercise price of the warrants is reduced to 120% of the adjusted conversion price.

Voting Rights of Preferred Stock

Holders of Series B preferred stock are voting on the Change of Control Provision because it is a charter amendment that affects their rights. Holders of the Series A preferred stock and Series B preferred stock otherwise generally have no voting rights. However, if the dividends on the Series B preferred stock are in arrears for six or more quarterly periods (whether or not consecutive), holders of the Series B preferred stock, voting together as a single class with all series of preferred stock for which like voting rights are exercisable, will be entitled to elect two directors. Currently the holders of the Series B preferred stock, voting as a single class with the Series A preferred Stock, have the right to elect two directors at the annual shareholders’ meeting unless all current dividend arrearages have been paid.

The Series C convertible preferred stock votes with the common stock as one class, subject to certain voting limitations. For any vote, the voting power of the Series C convertible preferred stock will be equal to the lesser of: (a) 0.78625 vote per share or (b) an amount of votes per share such that the vote of all shares of Series C convertible preferred stock in the aggregate equal 34% of the combined voting power of all the Company voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by RES and its affiliates.

Director Designation and Consent Rights

In connection with a $30 million investment in the Company, the Company and RES entered into a Directors Designation Agreement dated February 1, 2012. Pursuant to the agreement, RES may appoint up to four directors for the Board of Directors based on RES’s voting power on a fully diluted basis (exclusive of the warrants held by RES). RES may appoint the following number of directors if it owns the indicated percentage of voting power:

Voting Power	No. of Directors
34%	4
22% or more but less than 34%	3
14% or more but less than 22%	2
7% or more but less than 14%	1

As long as RES beneficially owns 7% or more of the voting power of the capital stock of the Company, the RES designees will be nominated and recommended for election at each annual meeting of the Company shareholders.

Pursuant to the terms of the Series C convertible preferred stock, as long as RES has the right to designate two or more directors to the board of directors of the Company, the following requires the approval of RES and IRSA Inversiones y Representaciones Sociedad Anonima (“IRSA”), the entity that indirectly controls RES:

•	the merger, consolidation, liquidation or sale of substantially all of the assets of the Company;

•	the sale by the Company of common stock or securities convertible into common stock equal to 20% or more of the outstanding common stock or voting stock; or

•	any Company transaction of more than $120,000 in which any of its directors or executive officers or any member of their immediate family will have a material interest, exclusive of employment compensation and interests arising solely from the ownership of the Company equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis.

Preemptive Rights

Pursuant to the Investor Rights and Conversion Agreement dated February 1, 2012 entered into at the time of the $30 million investment, RES and its affiliates, provided they own 1,250,000 or more shares of common stock, have the right until January 31, 2018, to purchase equity shares or securities convertible into equity shares in future Company offerings on a pro rata basis based on their combined ownership of common stock and Series C convertible preferred stock, subject to the Beneficial Ownership Limitation.

Accrued and Unpaid Dividends

Commencing with dividends due on December 31, 2013, the Company suspended payment of dividends on the Series A preferred stock, the Series B preferred stock and the Series C convertible preferred stock to preserve capital and improve liquidity. The unpaid dividends are not reflected as an obligation on the balance sheet.

Unpaid dividends on the Series A preferred stock accumulate and bear additional dividends at 8%, compounded monthly. Accumulated but unpaid dividends on the Series A preferred stock was $0.9 million, or $1.12 per share, as of March 31, 2015 and are expected to be $1.502 per share as of September 15, 2015.

Accumulated but unpaid dividends on the Series B preferred stock were $1.2 million or $3.75 per share as of March 31, 2015 and are expected to be $4.375 per share as of September 15, 2015. Accumulated but unpaid dividends on the Series B preferred stock do not bear interest.

Unpaid dividends on the Series C convertible preferred stock accumulate and bear additional dividends at 6.25%, compounded quarterly. Accumulated but unpaid dividends on the Series C convertible preferred stock were $2.9 million, or $0.975 per share, as of March 31, 2015 and are expected to be $1.158 per share as of September 15, 2015.

Exchange Offer

The Company is submitting the proposals in this proxy statement for shareholder approval because it is contemplating an exchange offer of common stock for Series A preferred stock and Series B preferred stock. The Company will not complete the exchange offer unless all of the proposals are approved by the shareholders. The terms of the exchange offer have not been set, however, the Company anticipates offering up to an aggregate of 11,664,615 shares of common stock for the Series A preferred Stock and Series B preferred stock at a designated value of $2.3254 per share of common stock. The share value of the common stock is equal to the average weighted sale prices of the common stock for the three trading days preceding July 15, 2015, the date the Company announced agreements to purchase three new hotels. The board of directors viewed this as an appropriate pricing period.

5.38 shares of common stock is anticipated to be offered for each share of Series A preferred stock, representing, at the $2.3254 per share value of the common stock — a value of $12.502 for each share of Series A preferred stock, an amount equal to the $10 liquidation value, a 10% premium ($1.00) and the accrued and unpaid dividends plus compounded interest prorated to September 15, 2015 ($1.502). On July 22, 2015, the last trading day before the Company filed a Form 8-K first disclosing information on the exchange offer terms, the last reported trading price of the Series A preferred stock on the Nasdaq Global Market was $7.80 per share.

13.71 shares of common stock is anticipated to be offered for each share of Series B preferred stock, representing, at the $2.3254 per share value of the common stock — a value of $31.875 for each share of Series B preferred stock, an amount equal to the $25 liquidation value, a 10% premium ($2.50) and the accrued and unpaid dividends prorated to September 15, 2015 ($4.375). On July 22, 2015, the last trading day before the Company filed a Form 8-K disclosing information on the exchange offer terms, the last reported trading price of the Series B preferred stock on the Nasdaq Global Market was $19.75 per share.

A condition to the acceptance of the exchange offer will be that holders of Series A preferred stock and Series B preferred stock accepting the exchange offer will waive their rights to accrued and unpaid dividends.

The Company anticipates requiring a minimum condition of acceptance of 80% by the holders of the outstanding shares of Series A preferred stock and Series B preferred stock. Pursuant to such a condition, for the Company to be required to accept any shares in the exchange offer, 80% of each of the Series A preferred stock and Series B preferred stock would have to be tendered for exchange.

The approval of the shareholders for the various proposals in this proxy statement is sought on the basis that any terms of an exchange offer are subject to the approval of the Company board of directors and may immaterially vary from the terms described, except the Company may waive or reduce any conditions to acceptance of shares in the exchange offer, including the minimum condition of acceptance. The Company may not issue more than the number of shares of common stock approved for issuance in the exchange offer and in connection with the exchange for dividends in the conversion of the Series C convertible preferred stock.

The Company will rely on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the exchange offer from the registration requirements of the Securities Act. The Company will also rely on Sections 18(b)(1)(A) and 18(b)(4)(C) of the Securities Act to exempt the exchange offer from the registration and qualification requirements of state securities laws. The Company will have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the exchange offer. Company regular employees may solicit tenders and will answer inquiries concerning the exchange offer. These employees will not receive additional compensation for these services.

Conversion of Series C Convertible Preferred Stock

RES has agreed that if the Company achieves an acceptance of a minimum of 80% of the shares of Series A preferred stock and Series B preferred stock in the exchange offer, then RES will convert a minimum of an equivalent percentage of Series C convertible preferred stock into common stock pursuant to the terms of the Series C convertible preferred stock, subject to RES retaining a minimum beneficial ownership of 1,000 shares of Series C convertible preferred stock.

If the Series A preferred stock and Series B preferred stock are each exchanged at 80% or above, but at different percentages, the percent of conversion of the Series C convertible preferred stock above 80% will be the weighted average (based on liquidation value) of the difference in the exchanged percentages of the Series A preferred stock and Series B preferred stock. For example, if 80% of the Series A preferred stock and 90% of the Series B preferred stock are tendered in the exchange offer, then RES would convert 87.2% of the Series C convertible preferred stock.

RES has also agreed that accrued and unpaid dividends, and compounded interest, prorated to September 15, 2015 on shares Series C convertible preferred stock that are converted into common stock, will be waived and RES will receive in connection with the conversion additional shares of common stock equal to the accrued and unpaid dividends and compounded interest at a value per share of common stock equal to $2.3254, the same per share value to be used in the exchange offer.

The Company will issue shares of common stock to the tendering holders of Series A preferred stock and Series B preferred stock in the exchange offer in an amount intended to represent a 10% premium above the liquidation value of the shares. The Company will not issue shares to RES in connection with the conversion of the Series C convertible preferred stock as a premium except in the event the shares of common stock trade lower than $2.00 per share just prior to the end of the exchange offer period.

In the event the weighted average trading price per share of the common stock for the three trading days immediately preceding the last trading day of the exchange offer period is below $2.00, then in addition to the shares of common stock issued on conversion of the Series C convertible preferred stock and in connection with the unpaid dividends thereon, the Company will, if approved by the Company’s board of directors, issue additional shares of common stock to RES in connection with the conversion equal to 10% of the liquidation value of the shares of Series C convertible preferred stock so converted, with the shares of common stock valued at $2.3254 per share, the same per share value to be used in the exchange offer.

If the Company’s board of directors approves the issuance of such a premium, the Company will announce the decision, and up to an additional 1,290,101 shares of common stock will be issued to RES, provided all conditions for the exchange offer and conversion have occurred. Holders of Series A preferred stock and Series B preferred stock who have tendered their shares in the exchange offer will have an opportunity to withdraw their shares from the exchange offer.

If the Company’s board of directors does not approve the issuance of such additional common stock then the Company will terminate the exchange offer.

RES Agreements

In return for its agreement to a convert Series C convertible preferred stock as described herein, RES required, and the Company agreed, to the following:

•	in the event the common stock trades lower than $2.00 per share just prior to the end of the exchange offer period then RES will receive, subject to the Company’s board of directors approval, a 10% premium similar to the 10% premium to be offered in the exchange offer to holders of the Series A preferred stock and Series B preferred stock, or the Company will terminate the exchange offer;

•	the Company will issue common stock, valued at $2.3254 per share, the same per share value to be used in the exchange offer, in an amount equal to the accrued and unpaid dividends and interest which will be waived by RES on converted shares of Series C convertible preferred stock;

•	the Company Charter will, subject to shareholder approval, be amended to:

•	remove the limitation on RES owning more than 34% of the issued and outstanding voting stock;

•	remove the requirement to redeem the Series B preferred stock if a person or group owns more than 35% of the voting stock of the Company; and

•	authorize issuance of non-voting common stock;

•	RES receives a mix of voting and non-voting common stock such that its voting power does not exceed 49% to otherwise avoid consolidation of the Company’s financial results on IRSA’s consolidated financial statements;

•	the non-voting common stock will be convertible at RES’s option into voting common stock, provided that the conversion would not result in RES having more than 49% of the voting control of the Company;

•	one RES designated director will be appointed to all current and future committees of the board of directors of the Company (as is currently required for the nominating committee);

•	that as long as RES has the right to designate two or more directors to the board of directors of the Company:

•	the affirmative vote of the board members designated by RES will be required as part of the vote of the Company board of directors approving an exemption under Article IX, Section 7 of the Company Charter from the 9.9% “Ownership Limitation” set forth therein, or otherwise such exemption shall not be approved; and

•	director nominees nominated by the nominating committee of the Company board of directors will require the affirmative vote of the RES designated director on the committee;

•	the warrants termination of January 31, 2017 would be extended, at RES’s option, for 50% of the warrants to January 31, 2018, and 50% of the warrants to January 31, 2019, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock;

•	eliminate the requirement that RES hold 1,250,000 common shares to exercise its pro rata preemptive rights in share offerings, with the term of the preemptive rights extended from January 31, 2018 to January 31, 2020; and

•	preserve in a contract the current rights in Section 7(c) of Series C convertible preferred stock that as long as RES has the right to appoint two or more directors then RES and/or IRSA consent is necessary for (a) company merger, liquidation or sale, (b) offerings of 20% or more of common or voting stock and (c) related party transactions in excess of $120,000.

On July 23, 2015, RES, IRSA and the Company executed a written agreement on the rights and obligations agreed to in connection with the exchange offer for the Series A preferred stock and Series B preferred stock and conversion of Series C convertible preferred stock.

Certain of the above agreements between RES, IRSA and the Company involve matters that are subject to shareholder approval as provided in this proxy statement. All of the above agreements are void and of no effect unless the requisite shareholder approvals, as provided in this proxy statement, are received and the exchange offer is completed and the required percentage of Series C convertible preferred stock is converted into common stock.

Important Notice

The exchange offer for the outstanding shares of Series A preferred stock and Series B preferred stock has not yet commenced. The communication by this proxy statement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the issuer tender offer materials that the Company will file with the Securities and Exchange Commission (“SEC”) upon commencement of the exchange offer. At the time the exchange offer is commenced, the Company will file issuer tender offer materials on Schedule TO with the SEC with respect to the exchange offer. The exchange offer materials (including an Offer to Exchange, a related Letter of Transmittal and any other required tender offer documents) will contain important information. Holders of shares of Series A preferred stock and Series B preferred stock are urged to read these documents when they become available because they will contain important information they should consider before making any decision regarding tendering their securities. The Offer to Exchange, the related Letter of Transmittal and certain other tender offer documents will be made available to all holders of shares of Series A preferred stock and Series B preferred stock at no expense to them. The exchange offer materials will be made available for free at the SEC’s website at www.sec.gov. Additional copies, when available, will be available for free at the Company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701.

REIT Ownership Limitation

With respect to the Company’s continuing qualification as a real estate investment trust (REIT), the Company Charter contains an ownership limitation which prohibits a person by virtue of the attribution provisions of the federal income tax law from owning more than 9.9% of the outstanding shares of the Company’s common stock or 9.9% of any series of the Company’s preferred stock. The Company Charter permits the Company’s board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the Company’s board of directors to determine that granting the exemption would not result in the Company losing its qualification as a REIT. Under the Internal Revenue Service rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. RES has agreed to provide a letter at the time of the issuance of the common stock with the representations and undertakings necessary for the Company’s board of directors to grant such an exemption, such letter to include a representation that no individual will own 9.9% or more of any class of the Company’s stock as a result of RES’s acquisition of the common stock.

Recommendation of the Company’s Board of Directors

The Company does not anticipate that proceeds from the sale of hotels will be the primary source of funds for hotel acquisitions. Although the Company has no specific plans at this time for public offerings, it is the view of board of directors that the Company will need to enter into the capital markets and sell securities to raise capital for significant growth.

At any time, including the present, that dividends on the Series A preferred stock, Series B preferred stock and Series C convertible preferred stock are accumulating and unpaid, the Company cannot declare cash dividends on the common stock. The inability to pay cash dividends on common stock, in the view of the board of directors, severely impacts the Company’s ability to raise capital through a common stock offering. The board of directors does not currently anticipate when, if ever, the payment of cash dividends on the preferred stock will be resumed. In its consideration of an exchange offer, the board of directors recognized that if all shares of Series A preferred stock and Series B preferred stock were tendered in the exchange offer, and all of the shares of Series C convertible preferred stock were converted into common stock, then a resumption of dividends on the common stock would not be prohibited due to unpaid dividends on preferred stock.

The Company’s board of directors has unanimously determined that the Common Stock Proposal, Change of Control Proposal, Limitation Removal Proposal, Non-Voting Common Stock Proposal, Conversion Option Proposal and Warrant Amendment Proposal are in the best interests of the shareholders and unanimously recommends that the shareholders vote “FOR” approval of each of these proposals. In reaching its determination, the Company’s board of directors considered the following principal factors:

•	the Company’s need for capital infusion to meet its liquidity needs for acquisitions;

•	the judgment of the Company’s board of directors and management that other public or private offerings would be unlikely to raise a significant amount of capital on a timely basis without a reduction of the number of shares of its existing preferred stock;

•	the Company’s board of directors’ and management’s belief that announcing a significant reduction of the number of shares of its existing preferred stock would demonstrate enhanced financial viability to current and potential investors and lenders;

•	the limited trading market for the Series A preferred stock and Series B preferred stock, including limited liquidity and trading volume;

•	the fact that participation in the exchange offer will be voluntary;

•	the Company’s board of directors inability to determine when, if at all, that payment of cash dividends will be resumed on the preferred stock; and

•	the requirement for shareholder approval and the likelihood that such approval could be obtained.

In addition, the Company’s board of directors was aware, and took into consideration, that Company executives and directors may have interests in the transaction that are in addition to, or different from, the interest of shareholders generally, described under “Interests of the Company’s Directors and Officers in the Transaction.”

Approval and implementation of each of the proposals is necessary in order to conduct the exchange offer in the manner contemplated by the Company’s board of directors. The board did not separately consider any of the proposals for any other purpose. If any of the proposals are not approved by the shareholders, then none of the proposals will be implemented, notwithstanding shareholder approval.

The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive, but rather includes the material factors considered by the Company’s board of directors in evaluating the Common Stock Proposal, Change of Control Proposal, Limitation Removal Proposal, Non-Voting Common Stock Proposal, Conversion Option Proposal and Warrant Amendment Proposal. In view of the variety of factors considered by the Company’s board of directors in its evaluation, the Company’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual members of the Company’s board of directors may have given different weight to different factors. The Company’s board of directors considered all of these factors as a whole, including discussions with, and questioning of, the Company’s advisors, and overall considered the factors to be favorable to, and to support, its determination.

THE COMPANY’S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE COMMON STOCK PROPOSAL, CHANGE OF CONTROL PROPOSAL, LIMITATION REMOVAL PROPOSAL, NON-VOTING COMMON STOCK PROPOSAL, CONVERSION OPTION PROPOSAL AND WARRANT AMENDMENT PROPOSAL ARE IN THE BEST INTERESTS OF THE COMPANY’S SHAREHOLDERS AND RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF ALL AND EACH OF THESE PROPOSALS.

Interests of the Company’s Directors and Officers in the Transaction

Directors and officers of the Company own an aggregate of 315,534 shares of common stock, 32,702 shares of Series A preferred stock and 16,496 shares of Series B preferred stock. See “Securities Ownership of Certain Beneficial Owners and Management.” The Company currently expects that these directors and executive officers will vote their shares of common stock and Series B preferred stock in favor of the proposals, although none of them has entered into any agreement obligating them to do so. If all of the proposals are adopted and the exchange offer is made, the directors and officers are expected to tender their shares of Series A preferred stock and Series B preferred stock for shares of common stock, although none of them are obligated to do so.

Dilutive Effect of the Common Stock Issuance

The issuance of the common stock in the exchange offer, if it occurs, will have a dilutive effect on existing common stock holders’ voting power in the Company.

The following table sets forth the potential dilutive effect of the issuance of common stock in the exchange offer and conversion of all of the Series C convertible preferred stock on existing Company shareholders’ ownership interest:

Beneficial ownership pre-closing of current holders of common stock		Percentage of beneficial ownership upon issuance of 11,664,615 shares of common stock[1] in the exchange offer and 18,750,000 shares of common stock if Series C convertible preferred stock is fully converted
Number of shares of common stock	Percent
4,932,625	100%	14%

[1]	Assumes only voting common stock is issued in the conversion of the Series C convertible preferred stock, or if any non-voting convertible common stock is issued, then these shares are converted into voting common stock.

Capitalization Table

The following table sets forth our capitalization at March 31, 2015:

(i)	on an actual basis;

(ii)	on an as-adjusted basis after giving effect to the transactions in the preferred stock as described in the notes to the table, and including:

a.	the consummation of the exchange offer assuming the tender and acceptance of 80% of the outstanding shares of the Series A preferred stock and Series B preferred stock and the issuance of 5.38 shares of common stock for each share of Series A Preferred Stock and 13.71 shares of common stock for each share of Series B Preferred Stock tendered and accepted:

b.	the conversion of 80% of the Series C convertible preferred stock and the issuance of 6.75 shares of common stock for each share of Series C convertible stock converted; and

c.	extension of the end of the exercise period of the warrants held by RES from January 31, 2017 to January 31, 2018 for 50% of the warrants and to January 31, 2019 for the other 50% of the warrants.

(iii)	on an as-adjusted basis after giving effect to the transactions in the preferred stock described in the notes to the table, including:

a.	the consummation of this exchange offer assuming the tender and acceptance of 100% of the outstanding shares of Series A preferred stock and Series B preferred stock at 5.38 shares of common stock for each share of Series A Preferred Stock tendered and 13.71 shares of common stock for each share of Series B Preferred Stock tendered and accepted

b.	the conversion of 100% of the Series C convertible preferred stock and the issuance of 7.38 shares of common stock for each share of Series C Preferred stock tendered and accepted, assuming the premium associated with the additional shares are issued on the Series C Preferred and

c.	extension of the end of the exercise period of the warrants held by RES from January 31, 2017 to January 31, 2018 for 50% of the warrants and to January 31, 2019 for the other 50% of the warrants.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the accompanying notes which are incorporated by reference herein.

	As of March 31, 2015
		(unaudited)
	Actual	As Adjusted	As Adjusted
(in thousands except per share data)	(i)	(ii)	(iii)
Series C preferred embedded deriative at fair value	$10,921	$3,051	$—
Warrant derivative	4,593	5,460	5,460
Total debt(1)	85,694	85,694	85,694
Redeemable Preferred Stock: 10% Series B Preferred stock, $0.01 par value, $25,00 liquidation preference per share, 800,000 shares authorized, 332,500 shares outstanding (actual), 66,500 shares and no shares outstanding (as adjusted) respectively	7,662	1,532	—
Shareholders’ equity:
8.00% Series A Preferred Stock, $0.01 par value per share, 2,500,000 shares authorized, 803,270 shares outstanding (actual); 160,664 shares and no shares outstanding (as adjusted) respectively	8	2	—
6.25% Series C Preferred stock, $0.01 par value per share, $10.00 liquidation preference per share, 3,000,000 shares authorized, 3,000,000 shares outstanding (actual); 600,000 shares and no shares outstanding (as adjusted) respectively	30	6	—
Common Stock, $0.01 par value per share, 200,000,000 shares authorized; 4,923,847 shares outstanding (actual); 28,227,897 shares and 35,938,361 outstanding (as adjusted)(2)	49	282	359
Additional paid-in capital	138,293	151,223	155,737
Distributions in excess of retained earnings	(115,814)	(115,814)	(115,814)

Total shareholders’ equity	$22,566	$35,699	$40,282
Noncontrolling interest
Noncontrolling interest in consolidated partnership, redemption value $1,139	371	371	371

Total equity	$22,937	$36,070	$40,653

Total capitalization	$131,807	$131,807	$131,807

(1)	Total debt includes $21.2 million of debt related to hotels held for sale.
(2)	Common stock outstanding on an as adjusted basis excludes (a) 8,750 shares of common stock issuable upon exercise of outstanding options granted to our employees having a weighted average exercise price of $7.93 (b) 4,180,000 shares of common stock reserved for issuances upon exercise of the warrants with an exercise price of $1.92; (c) 3,750,000 shares of common stock reserved for issuances upon conversion of the shares of the Series C preferred Stock that are expected to be held by RES following the close of this exchange offer, assuming a 80% conversion, with an exercise price of $1.60; and (d) 670,020 shares of our common stock reserved for issuances upon redemption of limited partnership interests in our operating partnership.

No Appraisal Rights

Under Maryland law, the Company’s shareholders are not entitled to dissenters or appraisal rights with respect to the proposals.

Consequences if Shareholder Approval is Not Obtained

If the Company does not obtain shareholder approval as described in this proxy statement, then the Company is not expected to complete an exchange offer for the Series A preferred stock and Series B preferred stock as described herein. RES is not expected to convert Series C convertible preferred stock, because to do so for any significant number of shares would not be in compliance with the Beneficial Ownership Limitation.

THE PROPOSALS

Common Stock Proposal

Approval, pursuant to Nasdaq Marketplace Rule 5635(d), of the issuance by the Company of up to 11,664,615 shares of Company common stock in the exchange offer for Series A Preferred Stock and Series B Preferred

Stock and in connection with conversion of the Series C Convertible Preferred Stock

The common stock of the Company is listed on Nasdaq Global Market and the Company is subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(d) requires shareholder approval for the issuance of securities in a transaction other than a public offering at a price less than the greater of book or market value which equal 20% or more of the common shares outstanding prior to such issuance (“Nasdaq 20% Rule”).

The Company anticipates that if any shares of common stock are issued in the exchange offer for the Series A preferred stock and Series B preferred stock and in connection with the conversion of the Series C convertible preferred stock, that the number of shares will exceed the 20% of the outstanding shares of common stock. For purposes of the Nasdaq 20% Rule, “market value” of the common stock is the consolidated closing bid price per share immediately preceding the entering into of the binding agreement to issue the common stock, which occurs in this case with the Company’s acceptance of tendered Series A preferred stock and Series B preferred stock in the exchange offer.

The Company cannot determine beforehand if the exchange value set for the common stock in the exchange offer for the Series A preferred stock and Series B preferred stock or in connection with dividends for the Series C convertible preferred stock will exceed the market value of the common stock, therefore the Company is asking for shareholder approval of the issuance of the common stock.

The affirmative vote of the holders of a majority of the votes cast by the holders of the common stock and Series C convertible preferred stock, voting as one group, on the proposal is required to approve the Common Stock Proposal.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommends that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Common Stock Proposal.

Change of Control Proposal

Approval of an amendment of Article XI, Section 6(f) of the Company’s Amended and Restated

Articles of Incorporation to delete the beneficial ownership of more than 35% of the voting stock of the

Company as a change of control that requires the redemption of the Series B preferred stock

Article XI, Section 6(a) of the Company Charter provides that upon a “Change of Control” the Company will redeem the Series B preferred stock for cash. Article XI, Section 6(f) of the Company Charter defines a “Change of Control” for purposes of Section 6(a) as follows:

“(f) A “Change of Control” shall be deemed to have occurred at such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Corporation on a fully diluted basis; (ii) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of the assets of the Corporation; and (iii) the date of the consummation of a merger or share exchange of the Corporation with another corporation where the shareholders of the Corporation immediately prior to the merger or share exchange would not beneficially own immediately after the merger or share exchange, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors of the Corporation immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.”

Pursuant to the Beneficial Ownership Limitation, RES may not convert shares of the Series C convertible preferred stock if it would result in RES and its affiliates beneficially owning more than 34% of the issued and outstanding voting stock of the Company. The Company proposes in this proxy statement that holders of common stock approve amendment of the Company Charter to remove the Beneficial Ownership Limitation by approving the Limitation Removal Proposal. Unless Section 6(f) of the Company Charter is amended to delete from the definition of “change of control” the beneficial ownership of more than 35% of the voting stock of the Company, then the removal of the Beneficial Ownership Limitation would trigger a required cash redemption of the Series B preferred stock by the Company.

The Company does not have resources sufficient to fund a cash redemption of the Series B preferred stock pursuant to Article XI, Section 6(a) of the Company Charter in the event of a “Change of Control.” Even if the Company develops such resources, the Company anticipates that it would use such cash instead to fund the Company’s liquidity requirements for operations and acquisitions.

Approval of the Change of Control Proposal requires (a) the affirmative vote of the holders of two-thirds of the shares of Series B preferred stock, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group. See also Annex A for the proposed changes to the Company Charter.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommend that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Change of Control Proposal.

Limitation Removal Proposal

Approval of the removal of the limitation on Real Estate Strategies L.P. and its affiliates from beneficial ownership of more than 34% of the issued and outstanding voting stock of the Company by amending the first sentence of Article XII, Section 8(a) of the Company’s Amended and Restated Articles of Incorporation

and deleting Section 8(g) therein

RES and its affiliates are limited to owning no more than 34% of the issues and outstanding voting stock of the Company as set forth in the first sentence of Article XII, Section 8(a) of the Company Charter as follows:

“(a) Subject to the Beneficial Ownership Limitation (as set forth below) each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the date of Issuance at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price.”

Pursuant to the Limitation Removal Proposal, the Company proposes to amend Article XII, Section 8(a) of the Company Charter to delete the words “Subject to the Beneficial Ownership Limitation” from this sentence and to further amend Article XII of the Company Charter to delete Section 8(g) therein which prohibits conversion of the Series C convertible preferred stock if the conversion would result in the holder owning voting shares, including common stock, in excess of the Beneficial Ownership Limitation. See Annex B for these proposed changes to the Company Charter.

If the Beneficial Ownership Limitation is not removed from the Company Charter, then RES would not be able to convert Series C convertible preferred stock to the extent it would result in RES beneficially owning more than 34% of the voting stock of the Company.

Approval of the Limitation Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommends that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Limitation Removal Proposal.

Non-Voting Common Stock Proposal

Approval of an amendment of Article III of the Company’s Amended and Restated Articles of

Incorporation to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock

The proposed Non-Voting Common Stock Proposal would replace the first sentence of Article III of the Company Charter with the following sentences:

“The total number of shares of stock that the Corporation has authority to issue is 200,000,000 shares of Common Stock, $.01 par value per share, 30,000,000 shares of Non-Voting Common Stock and 40,000,000 shares of Preferred Stock, $.01 par value per share. Except for this Article III, references herein to “Common Stock” shall include Non-Voting Common Stock. The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Voting Common Stock. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder at any time, subject to any ownership limitations set forth herein.”

The Company proposes to amend Article III to give the Company authority to also issue 30,000,000 shares of non-voting convertible common stock. See also Annex C for this proposed amendment to the Company Charter. The holders of non-voting convertible common stock would be entitled to convert their shares into common stock at any time subject to any ownership limitations in the Company Charter. Pursuant to the Company Charter, the Company’s board of directors may increase the number of authorized shares without shareholder approval, including the number of authorized shares of Non-Voting Common Stock.

In return for its agreement to a convert Series C convertible preferred stock as described herein RES required, and the Company agreed to amend the Company Charter, subject to shareholder approval, to provide RES the option to receive common stock and/or non-voting convertible common stock upon conversion of the Series C convertible preferred stock. The Non-Voting Common Stock Proposal is intended to authorize the issuance of non-voting common stock upon conversion of the Series C convertible preferred stock such that RES’s voting power does not exceed 49% in an effort for IRSA to otherwise avoid consolidation of the Company’s financial results on its consolidated financial statements.

Approval of the Non-Voting Common Stock Proposal requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommend that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Non-Voting Common Stock Proposal.

Conversion Option Proposal

Approval to amend Article XII, Section 8(a) of the Company’s Amended and Restated Articles of

Incorporation to permit conversion of the Series C Convertible Preferred Stock into Common Stock or

Non-Voting Common Stock

Accounting rules may require IRSA to consolidate the Company in its financial statements if IRSA through RES and its affiliates is deemed to have 50% or more of the voting control of the Company. As a condition to its agreement to convert Series C convertible preferred stock, RES required that it be able to avoid acquiring 49% or more of the voting control of the Company upon the conversion of the Series C convertible preferred stock. The Company is seeking authorization with the Non-Voting Common Stock Proposal to issue non-voting convertible common stock for this purpose. Article XII, Section 8(a) of the Company Charter also requires amendment in order to issue non-voting convertible common stock upon conversion of the Series C convertible preferred stock.

The Company proposes to amend Section 8(a) of Article XII of the Company Charter by adding the following sentences at the end of Section 8(a):

“If the issuance of shares of Common Stock would result in the Holder or its affiliates beneficially owning more than 49% of the voting stock of the Company, then the Company shall instead issue an equal number of shares of Non-Voting Common Stock in lieu of the Common Stock. The holder thereafter may only convert such shares of Non-Voting Common Stock into Common Stock pursuant to Article III hereof if the conversion would not result in the holder or its affiliates beneficially owning more than 49% of the voting stock of the Corporation. For purposes of the remainder of this Article XII, Section 8, the term “Common Stock” shall also include Non-Voting Common Stock.”

Approval of the Conversion Option Proposal requires (a) the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal, and (b) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the common stock and the Series C convertible preferred stock voting together as a single voting group. See also Annex D for this proposed amendment of the Company Charter.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommends that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Conversion Option Proposal.

Warrant Amendment Proposal

Approval of the amendment of warrants held by Real Estate Strategies L.P., at its option, to extend the end of the exercise period from January 31, 2018 to January 31, 2019 for 50% of the warrants and to January 31,

2020 for the other 50% of the warrants, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock.

In connection with the $30 million investment by RES, the Company issued warrants to RES to purchase 3,725,000 shares of the Company’s common stock. The warrants are exercisable at any time on or before January 31, 2017, subject to the Beneficial Ownership Limitation. The Company is asking shareholders to approve the elimination of the Beneficial Ownership Limitation by approving the Limitation Removal Proposal. The warrants are currently exercisable at an exercise price of $1.92 per share of common stock. The exercise price may be paid in cash, or the holder may also elect to pay the exercise price by having the Company withhold a sufficient number of shares from the exercise with a market value equal to the exercise price.

As a condition to the agreement to convert shares of Series C convertible preferred stock, RES required that, at its option, the expiration of the exercise period of the warrants be extended from January 31, 2018 to January 31, 2019 for 50% of the warrants and to January 31, 2020 for the other 50% of the warrants, that the beneficial ownership limitation therein of 34% be removed, and that the warrants be permitted to be exercised for common stock or non-voting common stock. If the exercise of the warrants would result in the holder or its affiliates owning more than 49% of the voting stock of the Company, then the Company will issue an equal number of non-voting common stock in lieu of common stock. The holder may thereafter only convert the non-voting common stock into common stock if the conversion would not result in the holder or its affiliates owning more than 49% of the voting stock of the Company.

Approval of the Warrant Amendment Proposal requires the affirmative vote of the holders of a majority of the shares cast on the proposal.

For the reasons set forth in “Introduction and Background-Recommendation of the Company’s Board of Directors” above, the Company’s board of directors recommends that the holders of the common stock and the Series C convertible preferred stock vote “FOR” the Warrant Amendment Proposal.

ADJOURNMENT OF MEETING

Adjournment

If it becomes necessary to obtain additional votes in favor of the Common Stock Proposal, Change of Control Proposal, Limitation Removal Proposal, Non-Voting Common Stock Proposal, Conversion Option Proposal or Warrant Amendment Proposal, a motion may be made to adjourn the meeting on any of these proposals to a later time to permit further solicitation of proxies.

Vote Required

The proposal to adjourn the meeting requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS TO ADJOURN THE MEETING IF IT BECOMES NECESSARY TO SOLICIT ADDITIONAL VOTES IN FAVOR OF THE COMMON STOCK PROPOSAL, CHANGE OF CONTROL PROPOSAL, LIMITATION REMOVAL PROPOSAL, NON-VOTING COMMON STOCK PROPOSAL, CONVERSION OPTION PROPOSAL OR THE WARRANT AMENDMENT PROPOSAL.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and preferred stock as of July 31, 2015 by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director, (c) each executive officer, and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of July 31, 2015.

With respect to our continuing qualification as a real estate investment trust, the Company Charter contains an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock. The Company Charter permits the Company’s board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the Company’s board of directors to determine that granting the exemption would not result in the Company losing its qualification as a REIT. Under the Internal Revenue Service (IRS) rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of the Series C convertible preferred stock provided representations and undertakings necessary for the Company’s board of directors to grant such an exemption, including a representation that no individual will own 9.9% or more of any class of the Company stock (per IRS definitions) as a result of the holder’s acquisition of the Series C convertible preferred stock and related warrants for the purchase of common stock or the purchase of common stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Real Estate Strategies L.P.	Series C convertible
2 Church Street	preferred stock	3,000,000	(2)	100%
Hamilton DO HM CX, Bermuda	common stock	1,888,583	(2)	34.0%
He Zhengxu Institute of Math, AMSS, CAS Zhongguancun, Haidian District Beijing 100080, PRC	common stock	462,622	(3)	9.4%
JCP Investment Partnership, L.P. 1177 West Loop South Suite 1650	common stock	269,805	(4)	5.5%
Houston, TX 77027	Series A preferred stock	1,000
J. William Blackham	common stock	657,894	(5)	12.3%
Kelly A. Walters	common stock	34,972	(6)
	Series B preferred stock	2,604
George R. Whittemore	common stock	20,811	(7)
John M. Sabin	common stock	9,174
	Series B preferred stock	200
James H. Friend	common stock	2,499
Donald J. Landry	common stock	11,884
	Series A preferred stock	500
	Series B preferred stock	204
Daniel R. Elsztain	common stock	5,924
Corrine L. Scarpello	common stock	7,096	(8)
	Series B preferred stock	225
Patrick E. Beans	common stock	3,000
	Series B preferred stock	500
Jeffrey W. Dougan	common stock	3,361	(9)
John M. Dinkel	common stock	151,298
	Series A preferred stock	31,202		3.9%
	Series B preferred stock	13,269		4.0%
Daphne J. Dufresne	common stock	-0-
All directors and executive officers as a group (11 persons)	common stock Series A preferred stock Series B preferred stock	907,913 31,702 17,002	(10)	18.4 3.9 5.1	% % %

(1)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of July 31, 2015. The denominator excludes the shares of common stock that would be acquired by any other person upon such exercise.

(2)	Real Estate Strategies L.P., an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinean-based publicly traded company, acquired 3,000,000 shares of Series C convertible preferred stock and 3,750,000 warrants from the Company in a private placement in February 2012. Up to 18,750,000 shares of common stock may be issued upon conversion of the Series C convertible preferred stock, and up to 3,750,000 shares of common stock may be issued upon the exercise of the warrants. Real Estate Strategies L.P. and its affiliates’ beneficial ownership of voting stock at any time is limited to 34% of the issued and outstanding voting stock of the Company, notwithstanding preferred voting or conversion rights or warrant exercise rights. “Voting stock” includes the common stock, and means capital stock having the power to vote generally for the election of directors of the Company. The maximum number of shares of common stock that Real Estate Strategies L.P. is entitled to receive on July 31, 2015 through the conversion of shares of Series C convertible preferred stock or warrants held by it to purchase common stock is 626,860 shares.

Based on information appearing in Amendment No. 2 to a Schedule 13D filed by the Elsztain Group with the Securities and Exchange Commission on June 19, 2014, the Elsztain Group, which includes Real Estate Strategies L.P., has shared voting and shared dispositive power over 1,261,723 shares of common stock and the 3,000,000 shares of Series C convertible preferred stock. The Elsztain Group, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, and the following entities controlled, either directly or indirectly, by Mr. Elsztain: Consultores Assets Management S.A. , Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Idalgir S.A., Consultores Venture Capital Ltd., Ifis Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, IRSA, Tyrus S.A., Jiwin S.A., Efanur SA and Real Estate Strategies L.P.

(3)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on February 2, 2015.
(4)	Based solely on a Schedule 13D appeared filed by JCP Investment Partnership, L.P., a Texas limited partnership on April 20, 2015, and its group members JCP Investment Partners, a Texas limited partnership, JCP Investment Holdings LLC, a Texas limited liability company, JCP Investment Management, LLC, a Texas limited liability company, James C. Pappas, Edward M. Collie and Michael Sutton.
(5)	Includes 430,000 shares of common stock which Mr. Blackham has the right to acquire through the exercise of an employment grant warrant.
(6)	Includes 3,125 shares of common stock which Mr. Walters has the right to acquire through the exercise of options.
(7)	Includes 5,772 shares of common stock owned by Mr. Whittemore’s wife.
(8)	Includes 2,500 shares of common stock which Ms. Scarpello has the right to acquire through the exercise of options.
(9)	Includes 1,041 shares of common stock which Mr. Dougan has the right to acquire through the exercise of options.
(10)	Includes 436,656 shares of common stock which the directors and executive officers have the right to acquire through the exercise of options and warrants.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2016 meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 22, 2015.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days prior to the annual meeting. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

OTHER MATTERS

As of the date of this proxy statement, management knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

FINANCIAL INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this proxy statement documents it files with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. The Company incorporates by reference Items 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Items 1, 2 and 3 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and any other items in that Quarterly Report expressly updating the above referenced items from the Company’s Annual Report on Form 10-K. Copies of the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q are being delivered to you together with this proxy statement in connection with the meeting.

The Company will furnish to each beneficial owner of common stock entitled to vote at the meeting, upon written request to the attention of Investor Relations at 1800 West Pasewalk Avenue, Suite 200, Norfolk, NE 68701, additional copies of the Company’s Form 10-K for the fiscal year ended December 31, 2014, and Form 10-Q for the quarter ended March 31, 2015, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

James H. Friend
Chairman

August 6, 2015

Annex A

Change of Control Proposal

If the Change of Control Proposal is approved by the shareholders of the Company, Article XI, Section 6(f) of the Company’s Amended and Restated Articles of Incorporation, as amended, will be amended as follows:

“(f). “Change of Control” shall be deemed to have occurred at such time as (i) the date the Corporation sells, transfers or otherwise disposes of all or substantially all of the assets of the Corporation; ~~a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Corporation on a fully diluted basis; (ii)~~ and (ii) the date of the consummation of a merger or share exchange of the Corporation with another corporation where the shareholders of the Corporation immediately prior to the merger or share exchange would not beneficially own immediately after the merger or share exchange, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors of the Corporation immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors of the Corporation.”

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Annex B

Limitation Removal Proposal

If the Limitation Removal Proposal is approved by the shareholders of the Company, Article XII, Section 8(a) of the Company’s Amended and Restated Articles of Incorporation, as amended, will be amended as follows:

“(a) ~~Subject to the Beneficial Ownership Limitation (as set forth below)~~ each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the Date of Issuance at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with a conversion notice (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Series C Preferred Stock, a Holder shall surrender the certificate(s) representing the shares of Series C Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, unless such shares are held in uncertificated form. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled.”

If the Limitation Removal Proposal is approved by the shareholders of the Company, Article XII, Section 8(g) of the Company’s Amended and Restated Articles of Incorporation, as amended, will be deleted as follows:

“~~(g) The Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own Voting Stock in excess of the Beneficial Ownership Limitation. For purposes of this Section 8(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (except that a person or group shall be deemed to have beneficial ownership of shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), it being acknowledged by such Holder that the Holder does not have the right to acquire Common Stock in excess of the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph. For purposes of this Section 8(g), a Holder may rely on the number of outstanding shares of Voting Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Voting Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall promptly confirm orally and in writing to such Holder the number of votes represented by the Voting Stock then outstanding. In any case, the voting power of outstanding shares of Voting Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Voting Stock was reported. The “Beneficial Ownership Limitation” shall be 34.0% of the total number of votes represented by the Voting Stock outstanding immediately after giving effect to the issuance of shares of Common Stock otherwise issuable upon conversion of Preferred Stock pursuant to the applicable Notice of Conversion. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of Series C Preferred Stock.~~”

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Annex C

Non-Voting Common Stock Proposal

If the Non-Voting Common Stock Proposal is approved by the shareholders of the Company, Article III of the Company’s Amended and Restated Articles of Incorporation, as amended, will be amended as follows:

“~~The total number of shares of stock that the Corporation has authority to issue is 200,000,000 shares of Common Stock, $.01 par value per share, and 40,000,000 shares of Preferred Stock, $.01 par value per share.~~ The total number of shares of stock that the Corporation has authority to issue is 200,000,000 shares of Common Stock, $.01 par value per share, 30,000,000 shares of Non-Voting Common Stock and 40,000,000 shares of Preferred Stock, $.01 par value per share. Except for this Article III, references herein to “Common Stock” shall include Non-Voting Common Stock. The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Voting Common Stock. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder at any time, subject to any ownership limitations set forth herein. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the shareholders of the Corporation, may amend the Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the Corporation has authority to issue.”

C-1

Annex D

Conversion Option Proposal

If the Conversion Option Proposal is approved by the shareholders of the Company, Article XII, Section 8(a) of the Company’s Amended and Restated Articles of Incorporation, as amended, will be amended as follows:

“(a) Subject to the Beneficial Ownership Limitation (as set forth below) each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the Date of Issuance at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with a conversion notice (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Series C Preferred Stock, a Holder shall surrender the certificate(s) representing the shares of Series C Preferred Stock to be converted to the Corporation together with the delivery of the Notice of Conversion, unless such shares are held in uncertificated form. Shares of Series C Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled. If the issuance of shares of Common Stock would result in the Holder or its affiliates beneficially owning more than 49% of the voting stock of the Company, then the Company shall instead issue an equal number of shares of Non-Voting Common Stock in lieu of the Common Stock. The holder thereafter may only convert such shares of Non-Voting Common Stock into Common Stock pursuant to Article III hereof if the conversion would not result in the holder or its affiliates beneficially owning more than 49% of the voting stock of the Corporation. For purposes of the remainder of this Article XII, Section 8, the term “Common Stock” shall also include Non-Voting Common Stock.”

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[Manually signed accountant’s report filed with the proxy statement pursuant to

Instructions to Item 13 of Schedule 14A]

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Supertel Hospitality, Inc.:

We have audited the accompanying consolidated balance sheets of Supertel Hospitality, Inc. and subsidiaries (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2014. In connection with our audits of the consolidated financial statements, we have also audited the related financial statement schedule, Schedule III – Real Estate and Accumulated Depreciation. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Supertel Hospitality, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements and financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a substantial amount of debt maturing in 2015 for which the Company does not have committed funding sources. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 5 to the consolidated financial statements, the Company has changed its method of accounting for discontinued operations as of October 1, 2014 on a prospective basis due to the adoption of Accounting Standards Update 2014-08.

/s/ KPMG LLP

KPMG LLP

Omaha, Nebraska

March 23, 2015

PROXY

CONDOR HOSPITALITY TRUST, INC.

1800 WEST PASEWALK AVENUE, SUITE 200

NORFOLK, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and James H. Friend, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Condor Hospitality Trust, Inc. held of record by the undersigned on July 31, 2015, at the special meeting of shareholders to be held on September 3, 2015 or any adjournment thereof.

(Please date and SIGN on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 3, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement and proxy card

are available at www.condorhospitality.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

FOR	AGAINST	ABSTAIN

1.      To approve, pursuant to NASDAQ Marketplace Rule 5635(d), the issuance by the Company of up to 11,664,615 shares of the Company’s common stock in the exchange offer for Series A preferred stock and Series B preferred stock and in connection with conversion of Series C convertible preferred stock.

2.      To approve the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires the redemption of the Series B preferred stock.

3.      To approve the removal of the limitation on Real Estate Strategies L.P. and its affiliates from beneficial ownership of more than 34% of the issued and outstanding voting stock of the Company by amending the first sentence of Article XII, Section 8(a) of the Company Charter and deleting Section 8(g) therein.

4.      To approve an amendment of Article III of the Amended and Restated Articles of Incorporation of the Company to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock.

5.      To approve an amendment of Article XII, Section 8(a) of the Company Charter to permit conversion of the Series C convertible preferred stock into common stock or non-voting common stock.

6.      To approve amendment of the warrants held by Real Estate Strategies L.P., at its option, to extend the end of the exercise period from January 31, 2018 to January 31, 2019 for 50% of the warrants and to January 31, 2020 for the other 50% of the warrants, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock.

7.      To approve adjournment of the meeting with respect to the holders of common stock and Series C convertible preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the above proposals.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for in accordance with the Company’s Board of Directors’ recommendations and in the discretion of the proxies for any other matters coming before the Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[ ]

PROXY

CONDOR HOSPITALITY TRUST, INC.

1800 WEST PASEWALK AVENUE, SUITE 200

NORFOLK, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and James H. Friend, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of Series C convertible preferred stock of Condor Hospitality Trust, Inc. held of record by the undersigned on July 31, 2015, at the special meeting of shareholders to be held on September 3, 2015 or any adjournment thereof.

(Please date and SIGN on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 3, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement and proxy card

are available at www.condorhospitality.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

FOR	AGAINST	ABSTAIN

1.      To approve, pursuant to NASDAQ Marketplace Rule 5635(d), the issuance by the Company of up to 11,664,615 shares of the Company’s common stock in the exchange offer for Series A preferred stock and Series B preferred stock and in connection with conversion of Series C convertible preferred stock.

2.      To approve the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires the redemption of the Series B preferred stock.

3.      To approve the removal of the limitation on Real Estate Strategies L.P. and its affiliates from beneficial ownership of more than 34% of the issued and outstanding voting stock of the Company by amending the first sentence of Article XII, Section 8(a) of the Company Charter and deleting Section 8(g) therein.

4.      To approve an amendment of Article III of the Amended and Restated Articles of Incorporation of the Company to grant authority to the Company to issue up to 30,000,000 shares of non-voting convertible common stock.

5.      To approve an amendment of Article XII, Section 8(a) of the Company Charter to permit conversion of the Series C convertible preferred stock into common stock or non-voting common stock.

6.      To approve adjournment of the meeting with respect to the holders of common stock and Series C convertible preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the above proposals.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for in accordance with the Company’s Board of Directors’ recommendations and in the discretion of the proxies for any other matters coming before the Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[ ]

PROXY

CONDOR HOSPITALITY TRUST, INC.

1800 WEST PASEWALK AVENUE, SUITE 200

NORFOLK, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints each of J. William Blackham and James H. Friend, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of Series B preferred stock of Condor Hospitality Trust, Inc. held of record by the undersigned on July 31, 2015, at the special meeting of shareholders to be held on September 3, 2015 or any adjournment thereof.

(Please date and SIGN on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CONDOR HOSPITALITY TRUST, INC.

September 3, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting, proxy statement and proxy card

are available at www.condorhospitality.com

Please sign, date and mail your proxy card

in the envelope provided as soon as possible.

FOR	AGAINST	ABSTAIN

1.     To approve the amendment of Article XI, Section 6(f) of the Amended and Restated Articles of Incorporation of the Company to delete the beneficial ownership of more than 35% of the voting stock of the Company as a change of control that requires the redemption of the Series B preferred stock.

2.     To approve adjournment of the meeting with respect to the holders of common stock and Series C convertible preferred stock, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the meeting to approve the above proposals.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for in accordance with the Company’s Board of Directors’ recommendations and in the discretion of the proxies for any other matters coming before the Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[ ]